Exhibit 99
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases First Quarter 2021 Results
Strong Adjusted First Quarter Earnings Driven by Demand Recovery and Strong Execution Despite Discrete Macro Headwinds
First Quarter 2021 Highlights:
•Q1 2021 net sales increased 8.1% year-over-year to $1,063.6 million with positive contributions from all end-markets
•Income from operations of $52.6 million includes a significant operating charge detailed below; Adjusted EBIT increased 37.8% to $182.8 million, a record for first quarter results
•Diluted EPS of $0.06 versus $0.22 in Q1 2020; Adjusted diluted EPS of $0.50 versus $0.31 in Q1 2020
▪Cash flow from operations of $39.6 million in Q1 2021; free cash flow of $11.3 million
▪Acquired Anhui Shengran Insulating Materials Co. Ltd., a Chinese producer of wire enamels for electric motors on April 1, 2021
▪Repurchased $63.6 million of stock during Q1 2021 at an average price of $27.94
PHILADELPHIA, PA, April 26, 2021 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2021.
First Quarter 2021 Consolidated Financial Results
First quarter net sales of $1,063.6 million increased 8.1% year-over-year, including a 3.2% foreign currency benefit, driven by 4.6% higher volumes and 0.3% higher average price and product mix. Volume growth across all end-markets was driven by ongoing recovery from pandemic-related macroeconomic impacts. Price and product mix increased a modest 0.3% year-over-year, including positive pricing with slightly negative product mix effects largely from geographic and end-business mix differences. Performance Coatings recorded a 9.2% net sales increase, including double-digit Industrial end-market growth and a rebound in Refinish from Q1 2020, which was notably higher in China by 90.4%. The 6.1% net sales increase for Mobility Coatings also benefited from Light Vehicle production comparisons in China, which saw pandemic impacts in the prior year quarter, offset partly by volume impacts from the ongoing semiconductor chip and other material shortages.
Income from operations for Q1 2021 totaled $52.6 million versus $65.1 million in Q1 2020. Net income to common shareholders was $15.2 million for the quarter compared with $52.2 million in Q1 2020, and diluted earnings per share was $0.06 compared with $0.22 in Q1 2020. The current year results included a charge for the Mobility Coatings operational matter of $94.4 million partially offset by continued net sales recovery combined with lower operating expenses, including benefits from incremental structural as well as temporary cost savings continued from the 2020 COVID-19-related response actions. The operational matter, which was disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, occurred during a discrete period of time in the fourth quarter of 2020 at certain North America Mobility Coatings customer manufacturing sites. The actual costs for this matter, which will be described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, could be materially lower or greater than the $94.4 million. Prior year results also included a $50.5 million one-time tax benefit associated with an intra-entity transfer of certain intellectual property assets.
Robert W. Bryant, Axalta's President and CEO, commented, "We are pleased to report excellent first quarter net sales, adjusted profit, and cash flow metrics, which were generated despite ongoing demand challenges in select business lines. We reported year-over-year growth from all end-markets in the quarter, which was particularly gratifying given ongoing headwinds from global Refinish, supply chain shortages related to severe weather in the U.S., and the semiconductor chip shortages impacting Light Vehicle production globally. Results were supported by strong demand conditions in global industrial coatings markets, and we expect ongoing market and demand stability for the balance of 2021."
"Axalta is committed to driving organic growth as well as inorganic growth. We closed our first M&A deal in China in April. The Anhui Shengran acquisition substantially boosts our Energy Solutions business presence in China and helps enable sustainable infrastructure development, including electric vehicles and wind energy, among other markets," Mr. Bryant noted.

Mr. Bryant continued, "We remain very focused on operating execution and are pleased that we had great progress on many ongoing productivity projects. This is evidenced by strong margin results in the period, including a 370 basis point increase for Adjusted EBIT margins to 17.2% versus the first quarter of 2020. This improvement included benefit from improved volumes, particularly in Asia Pacific, coupled with the ongoing execution of our structural cost savings programs. We also saw continued benefit from temporary savings continued from last year, a portion of which may remain out of our cost structure for some time."
Mr. Bryant concluded, "Axalta's success rests, as always, in innovation and efficient commercialization of new products. We are pleased that we continued our robust investment across all businesses throughout the pandemic, and in the first quarter, we introduced many new products that we believe are set to produce growth over coming years. Each of these factors - innovation, growth, and execution together with the dedication of our global team - are the pillars of our current and expected success. Finally, I'd like to thank all Axalta employees for their ongoing commitment to serve Axalta's customers and support each other and our communities during the ongoing pandemic."
Performance Coatings Results
Performance Coatings first quarter net sales were $707.3 million, an increase of 9.2% year-over-year. Constant currency net sales increased 5.0% in the period, driven by a 6.2% volume increase with strong contributions from both end-markets, offset partly by a 1.2% decrease in average price and product mix, with a greater portion of that impact coming from Industrial. Foreign exchange was a 4.2% tailwind led by the stronger Euro and Chinese Renminbi offset partly by the Brazilian Real versus the prior year first quarter.
Refinish net sales increased 8.5% year-over-year to $399.0 million in Q1 2021 with mid-single digit volume increases despite ongoing demand impacts from lower global vehicle traffic. Volume benefited from recovery in China compared to pandemic-impacted levels seen in the prior year quarter. Volume growth was partially offset by slightly lower average price and product mix due to differences in geographic and product mix. Based on our March 2021 results, we are seeing notable demand recovery in line with total global vaccination progress.
Industrial net sales increased 10.1% to $308.3 million, including high single digit volume growth offset moderately by lower average price and product mix, which was driven principally by mix differences in the period. Net sales were up strongly in all Industrial end-businesses during the first quarter, with notable strength in Energy Solutions, Powder Coatings and General Industrial.
The Performance Coatings segment generated Adjusted EBIT of $117.2 million in the first quarter compared with $79.4 million in Q1 2020, with associated margins of 16.6% and 12.3%, respectively. The increase was primarily driven by benefits from lower operating expenses and continued net sales recovery.
Mobility Coatings Results
Mobility Coatings net sales were $356.3 million in Q1 2021, an increase of 6.1% year-over-year, including a 1.5% positive currency translation benefit. Constant currency net sales increased 4.6% in the period, driven by 3.1% higher average price and product mix and a 1.5% increase in volume.
Light Vehicle net sales increased 7.2% to $278.9 million year-over-year (increased 5.4% excluding foreign currency tailwinds), driven by customer and product mix in EMEA, higher global automotive production in Asia Pacific, and FX tailwinds in the period. Axalta's Light Vehicle net sales increased year-over-year during March in all regions, despite impact from the semiconductor chip and other material shortages in the period.
Commercial Vehicle net sales increased 2.2% to $77.4 million versus Q1 2020 (increased 2.1% excluding foreign currency), driven by stable global production rates in the period versus last year's first quarter. Average price and product mix was a slight headwind in the period. The rebound and overall strength in Commercial Vehicle net sales remains well supported by very strong new truck order trends particularly in North America.
The Mobility Coatings segment generated Adjusted EBIT of $39.2 million in Q1 2021 compared with $25.8 million in Q1 2020, with associated margins of 11.0% and 7.7%, respectively. This result was driven principally by improved price and product mix effects as well as lower operating costs.

Balance Sheet and Cash Flow Highlights
Axalta ended the first quarter with cash and cash equivalents of $1.3 billion. Our net debt to trailing twelve month Adjusted EBITDA ratio was 3.2x at quarter end versus 3.3x as of December 31, 2020. Axalta ended the quarter with over $1.6 billion in available liquidity, and we ended Q1 2021 with an Adjusted EBITDA to interest expense coverage ratio of 5.5x.
First quarter total operating cash flow was $39.6 million versus $0.8 million in Q1 2020, reflecting stronger underlying operating performance. Free cash flow totaled $11.3 million compared with a use of $19.8 million in Q1 2020, including higher capital expenditures in the period totaling $31.8 million versus $22.7 million in the prior year quarter. We repurchased 2.3 million shares of our common stock under our share repurchase program during the first quarter for total consideration of $63.6 million and an average price of $27.94 per share.
Sean Lannon, Axalta's Chief Financial Officer, commented, “Axalta's first quarter strength, with record adjusted profit for a first quarter and excellent free cash flow for what is historically our seasonally weakest quarter, serves as a testament to our continued focus. We had strong execution in the face of multiple headwinds in the period, including U.S. raw material challenges after the winter storms and the ongoing semiconductor chip shortage that continues to impact our OEM customers. Most notably, the strong performance included Refinish volume growth despite lingering COVID-19 headwinds. First quarter results benefited from continued cost savings across the company, including ongoing execution of our structural Axalta Way programs and with some continued benefit from temporary savings slightly above our original expectations for the period."

Mr. Lannon continued, "Regarding our full year guidance, we expect to see steady demand improvement sequentially in Refinish in the coming quarters. This is anticipated to come with largely stable and growing net sales from our other businesses during the balance of the year, though some delay in sales from Q2 is expected in Mobility due to supply chain disruption and customer component shortages. While we will see rising input inflation effects beginning in the second quarter, we also expect to work hard to pass on most of that inflation through price increases. Likewise, some headwind from lower year-over-year temporary cost savings should be offset by our expected volume recovery."

Mr. Lannon concluded, "With expected strength in free cash flow for the year, and our strong ongoing cash position, we anticipate ongoing deployment of capital to both M&A as well as share repurchases during the rest of 2021. Our Board recently approved a $625 million increase in our share repurchase program, and we now have the authorization to deploy ~$800 million towards share repurchases in future periods."
2021 Financial Guidance Update
Full Year
•Net Sales: ~+20-22%, including ~3% FX and ~1% M&A benefit
•Adjusted EBIT: $715-755 million
•Adjusted Diluted EPS: $1.95 - 2.10
•Interest Expense: ~$136 million
•Diluted Shares: ~234 million; assumes no additional share repurchases
•Free Cash Flow: $455-495 million; including $180 million capex; excludes impact from operational matter
•Tax Rate: ~21-22%
▪D&A: ~$315 million; including $103 million step-up D&A
Q2 2021
•Adjusted EBIT: ~23% of FY expected for Q2
•Raw material inflation expected to ramp up beginning in Q2
•Headwind from year-over-year lapping of temporary savings from 2020
•Semiconductor chip shortage impact on Light Vehicle to continue throughout Q2
•Constrained supply chain impact persists in early Q2 on Industrial volumes

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2021 financial results on April 27, 2021 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-201-689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through May 4, with a dial-in number of +1-412-317-6671 and pin: 13719030.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including our outlook, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted diluted EPS, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization and diluted shares outstanding and the effects of COVID-19 on Axalta’s business and financial results and the timing and amount of any future share repurchases. Axalta has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “outlook”, “projects,” “forecasts,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, including the effects of COVID-19, that may cause its business, industry, strategy, financing activities or actual results to differ materially. The impact and duration of COVID-19 on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of COVID-19, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of COVID-19. More information on potential factors that could affect Axalta's financial results is available in "Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" within Axalta's most recent Annual Report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income and Adjusted EBITDA to interest expense coverage ratio have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted diluted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Organic Growth
Organic growth or ex-M&A percentages are calculated by excluding the impact of recent acquisitions and divestitures.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2021	2020
Net sales	$1,063.6	$983.5
Cost of goods sold	684.5	646.8
Selling, general and administrative expenses	179.1	195.4
Other operating charges	102.8	31.6
Research and development expenses	15.6	16.6
Amortization of acquired intangibles	29.0	28.0
Income from operations	52.6	65.1
Interest expense, net	33.5	36.5
Other (income) expense, net	(0.4)	0.8
Income before income taxes	19.5	27.8
Provision (benefit) for income taxes	3.8	(24.6)
Net income	15.7	52.4
Less: Net income attributable to noncontrolling interests	0.5	0.2
Net income attributable to controlling interests	$15.2	$52.2
Basic net income per share	$0.06	$0.22
Diluted net income per share	$0.06	$0.22
Basic weighted average shares outstanding	233.9	234.9
Diluted weighted average shares outstanding	234.7	235.9

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,266.9	$1,360.9
Restricted cash	2.9	3.1
Accounts and notes receivable, net	902.3	869.8
Inventories	582.2	559.9
Prepaid expenses and other current assets	136.5	132.2
Total current assets	2,890.8	2,925.9
Property, plant and equipment, net	1,163.6	1,194.5
Goodwill	1,257.2	1,294.9
Identifiable intangibles, net	1,098.4	1,148.8
Other assets	610.8	593.1
Total assets	$7,020.8	$7,157.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$565.0	$564.4
Current portion of borrowings	49.9	54.2
Other accrued liabilities	575.2	562.3
Total current liabilities	1,190.1	1,180.9
Long-term borrowings	3,810.1	3,838.5
Accrued pensions	294.2	309.9
Deferred income taxes	108.2	114.0
Other liabilities	212.4	234.1
Total liabilities	5,615.0	5,677.4
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 251.2 and 250.9 shares issued at March 31, 2021 and December 31, 2020, respectively	251.2	250.9
Capital in excess of par	1,490.5	1,487.1
Retained earnings	578.5	563.3
Treasury shares, at cost, 18.4 and 16.1 shares at March 31, 2021 and December 31, 2020, respectively	(507.2)	(443.5)
Accumulated other comprehensive loss	(453.6)	(424.8)
Total Axalta shareholders’ equity	1,359.4	1,433.0
Noncontrolling interests	46.4	46.8
Total shareholders’ equity	1,405.8	1,479.8
Total liabilities and shareholders’ equity	$7,020.8	$7,157.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income	$15.7	$52.4
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	76.4	86.6
Amortization of deferred financing costs and original issue discount	2.2	2.2
Debt extinguishment and refinancing related costs	—	2.4
Deferred income taxes	(18.3)	(45.7)
Realized and unrealized foreign exchange losses, net	8.6	3.7
Stock-based compensation	3.6	5.1
Divestiture and impairment charges	—	0.5
Interest income on swaps designated as net investment hedges	(3.5)	(3.7)
Other non-cash, net	1.4	(1.9)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(52.6)	5.4
Inventories	(36.2)	(27.1)
Prepaid expenses and other assets	(18.0)	(38.2)
Accounts payable	33.4	29.0
Other accrued liabilities	30.7	(73.3)
Other liabilities	(3.8)	1.8
Cash provided by (used for) operating activities	39.6	(0.8)
Investing activities:
Purchase of property, plant and equipment	(31.8)	(22.7)
Interest proceeds on swaps designated as net investment hedges	3.5	3.7
Other investing activities, net	0.5	0.4
Cash used for investing activities	(27.8)	(18.6)
Financing activities:
Payments on short-term borrowings	(20.0)	(10.6)
Payments on long-term borrowings	(6.7)	(307.2)
Financing-related costs	(1.5)	—
Purchases of common stock	(63.7)	—
Net cash flows associated with stock-based awards	0.1	(1.1)
Purchase of noncontrolling interests	—	(1.6)
Other financing activities, net	(0.7)	(0.8)
Cash used for financing activities	(92.5)	(321.3)
Decrease in cash	(80.7)	(340.7)
Effect of exchange rate changes on cash	(13.5)	(19.8)
Cash at beginning of period	1,364.0	1,020.5
Cash at end of period	$1,269.8	$660.0

Cash at end of period reconciliation:
Cash and cash equivalents	$1,266.9	$657.2
Restricted cash	2.9	2.8
Cash at end of period	$1,269.8	$660.0

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2021	2020
Income from operations	$52.6	$65.1
Other (income) expense, net	(0.4)	0.8
Total	53.0	64.3
Debt extinguishment and refinancing related costs (a)	—	2.4
Termination benefits and other employee related costs (b)	2.8	19.5
Strategic review and retention costs (c)	5.4	11.5
Offering and transactional costs (d)	0.2	0.1
Impairment charges(e)	—	0.5
Pension special events (f)	—	(1.2)
Accelerated depreciation (g)	0.6	8.1
Operational matter (h)	94.4	—
Step-up depreciation and amortization (i)	26.4	27.5
Adjusted EBIT	$182.8	$132.7

Segment Adjusted EBIT:
Performance Coatings	$117.2	$79.4
Mobility Coatings	39.2	25.8
Total	156.4	105.2
Step-up depreciation and amortization (i)	26.4	27.5
Adjusted EBIT	$182.8	$132.7

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(f)	Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.

(g)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(h)	Represents expenses and probable liabilities associated with estimates related to an operational matter in the Mobility Coatings segment, which is not indicative to our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2021	2020
Net income	$15.7	$52.4
Less: Net income attributable to noncontrolling interests	0.5	0.2
Net income attributable to controlling interests	15.2	52.2
Debt extinguishment and refinancing related costs (a)	—	2.4
Termination benefits and other employee related costs (b)	2.8	19.5
Strategic review and retention costs (c)	5.4	11.5
Offering and transactional costs (d)	0.2	0.1
Impairment charges(e)	—	0.5
Pension special events (f)	—	(1.2)
Accelerated depreciation (g)	0.6	8.1
Operational matter (h)	94.4	—
Step-up depreciation and amortization (i)	26.4	27.5
Total adjustments	129.8	68.4
Income tax provision impacts (j)	27.6	46.8
Adjusted net income	$117.4	$73.8
Diluted adjusted net income per share	$0.50	$0.31
Diluted weighted average shares outstanding	234.7	235.9

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(f)	Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.

(g)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(h)	Represents expenses and probable liabilities associated with estimates related to an operational matter in the Mobility Coatings segment, which is not indicative to our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(j)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $1.7 million and benefits of $33.9 million for the three months ended March 31, 2021 and 2020, respectively. The tax benefits for the three months ended March 31, 2020 include the removal of a significant one-time benefit associated with the recognition of a deferred tax asset related to an intra-entity transfer of certain intellectual property rights. The tax expenses for the three months ended March 31, 2021 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute is realized.

The following table reconciles cash provided by (used for) operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2021	2020
Cash provided by (used for) operating activities	$39.6	$(0.8)
Purchase of property, plant and equipment	(31.8)	(22.7)
Interest proceeds on swaps designated as net investment hedges	3.5	3.7
Free cash flow	$11.3	$(19.8)

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Twelve Months Ended March 31, 2021		Three Months Ended March 31,		Year Ended December 31, 2020
			2021	2020
Net income	$85.3		$15.7	52.4	$122.0
Interest expense, net	146.9		33.5	36.5	$149.9
Provision (benefit) for income taxes	28.6		3.8	(24.6)	$0.2
Depreciation and amortization	310.1		76.4	86.6	$320.3
EBITDA	570.9		129.4	150.9	$592.4
Debt extinguishment and refinancing related costs (a)	32.0		—	2.4	$34.4
Termination benefits and other employee related costs (b)	58.2		2.8	19.5	$74.9
Strategic review and retention costs (c)	24.6		5.4	11.5	$30.7
Offering and transactional costs (d)	0.4		0.2	0.1	$0.3
Impairment charges(e)	5.2		—	0.5	$5.7
Foreign exchange remeasurement losses (f)	6.7		1.8	2.3	$7.2
Long-term employee benefit plan adjustments (g)	0.8		(0.2)	(1.1)	$(0.1)
Stock-based compensation (h)	13.6		3.6	5.1	$15.1
Dividends in respect of noncontrolling interest (i)	(1.1)		(0.7)	(0.5)	$(0.9)
Operational matter(j)	94.4		94.4	—	$—
Other adjustments (k)	0.2		—	0.2	$0.4
Adjusted EBITDA	$805.9		$236.7	$190.9	$760.1

Adjusted EBITDA to interest expense coverage ratio	5.5	x

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees which will be earned over a period of 18-24 months, ending September 2021. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(f)	Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(j)	Represents expenses and probable liabilities associated with estimates related to an operational matter in the Mobility Coatings segment, which is not indicative to our ongoing operating performance.

(k)	Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.